                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                        CERTIFICATE OF INCORPORATION OF
                                CORESTAFF, INC.


                 CORESTAFF, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                 FIRST:   That the Board of Directors of the Corporation
adopted resolutions on March 20, 1997 proposing and declaring advisable the following amendment to the First Amended and Restated Certificate of Incorporation and directing that the amendment proposed be considered by the stockholders of the Corporation:

                 RESOLVED, that the Board of Directors of the Corporation does hereby propose and declare advisable an amendment to the First Amended and Restated Certificate of Incorporation of the Corporation to amend Article 4 so that paragraph A of such Article reads in its entirety as follows:

                 Article 4.

                          A. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 108,000,000 shares, consisting of:

                                  1.       100,000,000 shares of Common Stock,
                          par value $.01 per share (the "Common Stock");

                                  2.       3,000,000 shares of Class B
                          Non-Voting Common Stock par value $.01 per share (the "Class B Non-Voting Common Stock") and

                                  3. 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                          The Common Stock and the Class B Non-Voting Common Stock are herein collectively referred to as the "Common Equity."

                 SECOND: That the amendment referred to herein was duly authorized by a majority of the outstanding stock entitled to vote there on at he annual meeting of the stockholders on May, 6, 1997.
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                 THIRD:   That the aforesaid amendments have been duly adopted
in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

                 FOURTH: That this Certificate of Amendment of the Certificate of Incorporation has been executed and acknowledged and shall be filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, CORESTAFF, Inc. has caused this Certificate to be signed by its Chief Executive Officer and attested by its Secretary, this 14th day of July, 1997.


                                        CORESTAFF, Inc.


                                        By: /s/ MICHAEL T. WILLIS
                                           -------------------------------------
                                           Michael T. Willis
                                           Chief Executive Officer and President


ATTEST:


By: /s/ PETER T. DAMERIS
    -------------------------
    Peter T. Dameris
    Secretary
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                                                                        PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                          ___________________________


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CORESTAFF, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D. 1997, AT 4:30 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                        /s/ EDWARD J. FREEL
                         [SEAL]         -------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  8557682

                                                  DATE:  07-15-97